UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)     (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
Select Comfort Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) on May 16, 2016. At the Annual Meeting, 42,852,228 shares of our common stock (90.88% of the outstanding shares), were represented in person or by proxy and the Company’s shareholders approved the three proposals listed below. The final results of the shareholder votes regarding each proposal are set forth in the following tables:
Proposal 1. Election of Directors
Michael J. Harrison, Shelly R. Ibach and Barbara R. Matas were each elected by shareholders for three-year terms expiring at the 2019 Annual Meeting, or until their successors are elected and qualified, in accordance with the following voting results:

Nominees	For	Withheld	Broker Non-Votes
Michael J. Harrison	38,867,063	881,389	3,103,776
Shelly R. Ibach	38,424,162	1,324,290	3,103,776
Barbara R. Matas	38,884,343	864,109	3,103,776

Proposal 2. Advisory Vote on Named Executive Officer Compensation

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as outlined in the Company’s proxy statement has been approved by shareholders in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
39,464,081	265,352	19,019	3,103,776

Proposal 3. Ratification of Selection of Independent Registered Public Accounting Firm

The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year was approved by shareholders in accordance with the following voting results.

For	Against	Abstain	Broker Non-Votes
42,560,682	267,612	23,934	---

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: May 17, 2016	By: /s/ Mark A. Kimball
Title: Senior Vice President

3